Exhibit 99.1

CECO Environmental Corp. Reports Third Quarter and Nine Months 2016 Results;

Achieved Record Operating Income, Net Income and adjusted EBITDA

Third Quarter 2016 Highlights*

•	Revenue of $101.6 million, up 3.4%
•	Gross profit of $33.7 million, up 9.4%
•	Gross margin of 33.2%, up 180 basis points
•	Operating income of $10.5 million, non-GAAP operating income of $14.4 million
•	Net income of $5.8 million; non-GAAP net income of $8.2 million
•	Net income per diluted share of $0.17; non-GAAP net income per diluted share of $0.24
•	Adjusted EBITDA of $16.2 million, up 14.9%
•	Bookings of $96.2 million, up 8.3%
•	Backlog of $219.3 million, up 3.3%
•	Term debt repayment of $15.4 million

* All changes are versus the comparable prior-year period.

CINCINNATI, Ohio, November 8, 2016 -- CECO Environmental Corp. (Nasdaq: CECE), a leading global energy, environmental, and industrial technology company, today reported its financial results for the third quarter and first nine months of 2016.

CECO’s Chief Executive Officer Jeff Lang stated, “I am pleased with our operational progress, especially our gross and operating margin expansion as well as our working capital improvements, both year-over-year and sequentially. This allowed us to significantly pay down debt ahead of schedule. Our continued focus on sales, aftermarket recurring revenue growth, and working capital initiatives have enabled reduction in our overall leverage ratios.  We were expecting better revenues and bookings in the quarter, but were affected by the softer markets globally.  However, despite these headwinds, we delivered strong earnings and significant cash flow generation in the quarter and year-to-date”.

“While we anticipate some continuing macroeconomic headwinds in a few markets and regions for the remainder of the year and going into 2017, we are confident that the actions taken in 2016, coupled with our diversity of end markets, geographies and revenue streams, will provide a foundation to drive profitable growth through various cycles. The direction and core of our business is fundamentally strong, and we have the right team in place to deliver earnings growth, margin expansion and sales improvement into the future,” concluded Jeff Lang.

Revenue in the third quarter of 2016 was $101.6 million, up 3.4% from $98.2 million in the prior-year period. Recent acquisitions (1) contributed $11.3 million of incremental revenue in the third quarter of 2016.

Operating income was $10.5 million for the third quarter of 2016 (10.3% margin), compared with operating loss of $2.2 million in the prior-year period (negative 2.2% margin).  Operating income on a non-GAAP basis was $14.4 million for the third quarter of 2016 (14.2% margin), compared with $13.0 million in the prior-year period (13.2% margin).

Net income was $5.8 million for the third quarter of 2016, compared with net loss of $4.8 million in the prior-year period.  Net income on a non-GAAP basis was $8.2 million for the third quarter of 2016, compared with $7.8 million in the prior-year period.

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Exhibit 99.1

Net income per diluted share was $0.17 for the third quarter of 2016, compared with net loss per diluted share of $0.17 in the prior-year period. Non-GAAP net income per diluted share was $0.24 for the third quarter of 2016, compared with $0.27 for the prior-year period.

Cash and cash equivalents were $41.8 million and bank debt was $133.4 million as of September 30, 2016, compared with $34.2 million and $177.3 million, respectively, as of December 31, 2015. We repaid $15.4 million of term debt in the third quarter of 2016 and $39.6 million in the nine months ended September 30, 2016.

BACKLOG AND BOOKINGS

Total backlog at September 30, 2016 was $219.3 million compared with $211.2 million on December 31, 2015 and $212.3 million on September 30, 2015.

Bookings were $96.2 million for the third quarter of 2016, compared with $88.8 million in the prior year, an increase of 8.3%.  Bookings were $325.1 for the first nine months of 2016 as compared with $257.2 for the prior-year period.

YEAR-TO-DATE RESULTS

Revenue in the first nine months of 2016 was $317.0 million, up 19.1% from $266.2 million in the prior-year period. Recent acquisitions(1) contributed $61.2 million of incremental revenue in the first nine months of 2016.

Operating income was $24.9 million for the first nine months of 2016 (7.9% margin), compared with $5.3 million in the prior-year period (2.0% margin).  Operating income on a non-GAAP basis was $38.2 million for the first nine months of 2016 (12.1% margin), compared with $32.8 million in the prior-year period (12.3% margin).

Net income was $12.9 million for the first nine months of 2016, compared with net loss of $2.5 million in the prior-year period.  Net income on a non-GAAP basis was $21.5 million for the first nine months of 2016, compared with $22.0 million in the prior-year period.

Net income per diluted share was $0.38 for the first nine months of 2016, compared with net loss of $0.09 in the prior-year period. Non-GAAP net income per diluted share was $0.63 for the first nine months of 2016, compared with $0.80 in the prior-year period.

QUARTERLY DIVIDENDS

On November 7, 2016, CECO’s Board of Directors approved a quarterly dividend of $0.066 per share.  The dividend will be paid on December 30, 2016 to all stockholders of record on close of business on December 16, 2016.  CECO initiated a Dividend Reinvestment Plan (“DRIP”) in 2012 that provides for the voluntary reinvestment of dividends by its stockholders.

CONFERENCE CALL

A conference call is scheduled for today at 10:30 a.m. ET to discuss the third quarter 2016 results. The  conference call may be accessed by dialing +1.877.407.3982 (Toll-Free) in the U.S. and Canada or by dialing +1.201.493.6780 for international calls.  A replay will be available from 1:30 p.m. ET on November 8, 2016 until November 22, 2016 at 11:59 p.m. ET. The replay may be accessed by dialing +1.844.512.2921 (Toll-Free) in the U.S. and Canada or by dialing +1.412.317.6671 for international calls and entering passcode 13648786.

The live webcast and slides can also be accessed at https://www.cecoenviro.com/events-calendar.

-------------------------

(1)	Acquisitions completed within the past twelve months (PMFG).

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Exhibit 99.1

ABOUT CECO ENVIRONMENTAL

CECO is a diversified global provider of leading engineered technologies to the energy, environmental, and industrial segments, targeting specific niche-focused end markets through an attractive asset-light business model, strategically balanced across the world. CECO targets its $5 billion+ of installed base, specifically to expand and grow a higher recurring revenue of aftermarket products and services. CECO’s well respected brands, technologies and solutions have been evolving for well over 50 years to become leading-edge technologies in specific niche global end markets, including natural gas turbine power, refinery & petrochemical engineered cyclones and mid-stream energy pipeline gas transmission. CECO is listed on Nasdaq under the ticker symbol “CECE.” For more information, please visit http://www.cecoenviro.com/.

Contact:

Ed Prajzner, Chief Financial Officer & Secretary

800.333.5475

investor.relations@cecoenviro.com

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Exhibit 99.1

CECO ENVIRONMENTAL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(dollars in thousands, except per share data)	(unaudited) SEPTEMBER 30, 2016	DECEMBER 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$41,814	$34,194
Restricted cash	1,427	5,319
Accounts receivable, net	83,359	97,778
Costs and estimated earnings in excess of billings on uncompleted contracts	38,370	43,175
Inventories, net	23,945	32,509
Prepaid expenses and other current assets	14,759	9,058
Prepaid income taxes	1,595	4,724
Assets held for sale	8,086	1,699
Total current assets	213,355	228,456
Property, plant and equipment, net	28,773	44,981
Goodwill	224,531	220,163
Intangible assets-finite life, net	63,976	74,957
Intangible assets-indefinite life	26,393	26,337
Deferred charges and other assets	4,930	3,925
	$561,958	$598,819
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of debt	$10,216	$19,494
Accounts payable and accrued expenses	90,076	99,097
Billings in excess of costs and estimated earnings on uncompleted contracts	34,854	28,000
Note payable	5,300	—
Income taxes payable	4,236	1,582
Total current liabilities	144,682	148,173
Other liabilities	34,165	30,072
Debt, less current portion	123,231	157,834
Deferred income tax liability, net	15,416	17,719
Total liabilities	317,494	353,798
Commitments and contingencies
Shareholders’ equity:
Preferred stock, $.01 par value; 10,000 shares authorized, none issued	—	—
Common stock, $.01 par value; 100,000,000 shares authorized, 34,148,585 and 34,055,749 shares issued 2016 and 2015, respectively	341	340
Capital in excess of par value	244,316	243,274
Accumulated earnings	11,688	5,472
Accumulated other comprehensive loss	(11,525)	(9,577)
	244,820	239,509
Less treasury stock, at cost, 137,920 shares in 2016 and 2015	(356)	(356)
Total CECO shareholders’ equity	244,464	239,153
Noncontrolling interest	-	5,868
Total shareholders’ equity	244,464	245,021
	$561,958	$598,819

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Exhibit 99.1

CECO ENVIRONMENTAL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
(dollars in thousands, except per share data)	2016	2015	2016	2015
Net sales	$101,596	$98,230	$317,029	$266,176
Cost of sales	67,920	67,435	217,837	187,778
Gross profit	33,676	30,795	99,192	78,398
Selling and administrative expenses	19,549	18,054	60,625	46,158
Acquisition and integration expenses	163	5,685	524	6,978
Amortization and earn-out expenses	3,465	9,250	13,176	19,989
Income (loss) from operations	10,499	(2,194)	24,867	5,273
Other income (expense), net	14	(282)	395	(1,456)
Interest expense	(1,913)	(1,711)	(5,995)	(3,845)
Income (loss) before income taxes	8,600	(4,187)	19,267	(28)
Income tax expense	2,774	638	6,349	2,495
Net income (loss)	$5,826	$(4,825)	$12,918	$(2,523)
Plus (less) net income (loss) attributable to noncontrolling interest	$22	$—	$(36)	$—
Net income (loss) attributable to CECO Environmental Corp.	$5,804	$(4,825)	$12,954	$(2,523)
Earnings (loss) per share:
Basic	$0.17	$(0.17)	$0.38	$(0.09)
Diluted	$0.17	$(0.17)	$0.38	$(0.09)
Weighted average number of common shares outstanding:
Basic	33,983,708	28,617,589	33,952,768	27,066,072
Diluted	34,354,687	28,617,589	34,211,067	27,066,072

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Exhibit 99.1

CECO ENVIRONMENTAL CORP. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in millions)	2016	2015	2016	2015
Gross profit as reported in accordance with GAAP	$33.7	$30.8	$99.2	$78.4
Gross profit margin in accordance with GAAP	33.2%	31.4%	31.3%	29.5%
Inventory valuation adjustment	--	--	0.1	--
Plant, property and equipment valuation adjustment	0.2	0.2	0.5	0.5

Non-GAAP gross profit	$33.9	$31.0	$99.8	$78.9
Non-GAAP gross profit margin	33.4%	31.6%	31.5%	29.7%

	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in millions)	2016	2015	2016	2015
Operating income (loss) as reported in accordance with GAAP	$10.5	$(2.2)	$24.9	$5.3
Operating margin in accordance with GAAP	10.3%	(2.2%)	7.9%	2.0%
Inventory valuation adjustment	--	--	0.1	--
Plant, property and equipment valuation adjustment	0.2	0.2	0.5	0.5
Gain on insurance settlement	--	--	(1.0)	--
Acquisition and integration expenses	0.2	5.7	0.5	7.0
Amortization and earn-out expenses	3.5	9.3	13.2	20.0

Non-GAAP operating income	$14.4	$13.0	$38.2	$32.8
Non-GAAP operating margin	14.2%	13.2%	12.1%	12.3%

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Exhibit 99.1

	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in millions)	2016	2015	2016	2015
Net income (loss) as reported in accordance with GAAP	$5.8	$(4.8)	$12.9	$(2.5)
Inventory valuation adjustment	--	--	0.1	--
Plant, property and equipment valuation adjustment	0.2	0.2	0.5	0.5
Acquisition and integration expenses	0.2	5.7	0.5	7.0
Amortization and earn-out expenses	3.5	9.3	13.2	20.0
Gain on insurance settlement	--	--	(1.0)	--
Deferred financing fee adjustment	--	0.3	--	0.3
Foreign currency remeasurement	(0.2)	(0.3)	(0.6)	1.8
Tax benefit of adjustments	(1.3)	(2.6)	(4.1)	(5.1)

Non-GAAP net income	$8.2	$7.8	$21.5	$22.0
Depreciation	1.2	0.7	3.4	2.0
Non-cash stock compensation	0.6	0.4	1.7	1.3
Other (income)/expense	0.2	0.6	0.2	(0.3)
Gain on insurance settlement	--	--	1.0	--
Interest expense	1.9	1.4	6.0	3.6
Income tax expense	4.1	3.2	10.5	7.6

Non-GAAP Adjusted EBITDA	$16.2	$14.1	$44.3	$36.2

Net income per share in accordance with GAAP:
Basic	$0.17	$(0.17)	$0.38	$(0.09)

Diluted	$0.17	$(0.17)	$0.38	$(0.09)
Non-GAAP net income per share:
Basic	$0.24	$0.27	$0.63	$0.82

Diluted	$0.24	$0.27	$0.63	$0.80

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Exhibit 99.1

NOTE REGARDING NON-GAAP FINANCIAL MEASURES

CECO is providing the non-GAAP historical financial measures presented above as the Company believes that these figures are helpful in allowing individuals to better assess the ongoing nature of CECO’s core operations. A "non-GAAP financial measure" is a numerical measure of a company's historical financial performance that excludes amounts that are included in the most directly comparable measure calculated and presented in the GAAP statement of operations.

Non-GAAP gross profit, non-GAAP operating income, non-GAAP net income, non-GAAP gross profit margin, non-GAAP operating margin, non-GAAP earnings per basic and diluted share and adjusted EBITDA, as we present them in the financial data included in this press release, have been adjusted to exclude the effects of expenses related to property, plant equipment valuation adjustments, acquisition and integration expense activities including retention, legal, accounting, banking, amortization and contingent earnout expenses, foreign currency re-measurement, intangible asset impairment, legal reserves, other nonrecurring or infrequent items and the associated tax benefit of these items. Management believes that these items are not necessarily indicative of the Company’s ongoing operations and their exclusion provides individuals with additional information to compare the Company's results over multiple periods.  Management utilizes this information to evaluate its ongoing financial performance. Our financial statements may continue to be affected by items similar to those excluded in the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP financial measures should not be construed as an inference that all such costs are unusual or infrequent.

Non-GAAP gross profit, non-GAAP operating income, non-GAAP net income, non-GAAP gross profit margin, non-GAAP operating margin, non-GAAP earnings per basic and diluted shares and adjusted EBITDA are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect all of the costs associated with the operations of our business as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of CECO’s results as reported under GAAP.

In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, non-GAAP gross margin, non-GAAP operating income, non-GAAP net income, non-GAAP gross profit margin, non-GAAP operating margin, non-GAAP earnings per basic and diluted share and adjusted EBITDA, stated in the tables above present the most directly comparable GAAP financial measure and reconcile to the most directly comparable GAAP financial measures.

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Exhibit 99.1

SAFE HARBOR

Any statements contained in this press release other than statements of historical fact, including statements about management’s beliefs and expectations, are forward-looking statements and should be evaluated as such. These statements are made on the basis of management’s views and assumptions regarding future events and business performance. Words such as “estimate,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “target,” “project,” “should,” “may,” “will” and similar expressions are intended to identify forward-looking statements. Forward-looking statements (including oral representations) involve risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. These risks and uncertainties include, but are not limited to: our ability to successfully integrate acquired businesses and realize the synergies from acquisitions, including PMFG, as well as a number of factors related to our business including economic and financial market conditions generally and economic conditions in CECO’s service areas; dependence on fixed price contracts and the risks associated therewith, including actual costs exceeding estimates and method of accounting for contract revenue; fluctuations in operating results from period to period due to seasonality of the business; the effect of growth on CECO’s infrastructure, resources, and existing sales; the ability to expand operations in both new and existing markets; the potential for contract delay or cancellation; changes in or developments with respect to any litigation or investigation; the potential for fluctuations in prices for manufactured components and raw materials; the substantial amount of debt incurred in connection with our recent acquisitions and our ability to repay or refinance it or incur additional debt in the future; the impact of federal, state or local government regulations; economic and political conditions generally; and the effect of competition in the environmental, energy and fluid handling and filtration industries. These and other risks and uncertainties are discussed in more detail in CECO’s filings with the Securities and Exchange Commission, including our reports on Form 10-K and Form 10-Q. Many of these risks are beyond management’s ability to control or predict. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary in material aspects from those currently anticipated. Investors are cautioned not to place undue reliance on such forward-looking statements as they speak only to our views as of the date the statement is made. All forward-looking statements attributable to CECO or persons acting on behalf of CECO are expressly qualified in their entirety by the cautionary statements and risk factors contained in this press release and CECO’s respective filings with the Securities and Exchange Commission. Furthermore, forward-looking statements speak only as of the date they are made. Except as required under the federal securities laws or the rules and regulations of the Securities and Exchange Commission, CECO undertakes no obligation to update or review any forward-looking statements, whether as a result of new information, future events or otherwise.

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